UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2020

TrueBlue, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction
of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington 98402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:    (253) 383-9101

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2020, TrueBlue, Inc. (the “company”) held its annual meeting of shareholders. A total of 32,578,520 shares of the company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy. At the annual meeting, the shareholders voted to: (a) elect each of the eight nominees for director to serve until the 2021 Annual Meeting of Shareholders, (b) approve, on an advisory basis, the compensation of the company’s named executive officers, and (c) ratify the selection of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 27, 2020.

The voting results were as follows:

(a)Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen B. Brown	31,175,196	201,347	57,470	1,144,507
A. Patrick Beharelle	31,333,102	32,740	68,171	1,144,507
Steven C. Cooper	31,297,359	69,331	67,323	1,144,507
William C. Goings	31,175,236	199,634	59,143	1,144,507
Kim Harris Jones	31,331,355	34,597	68,061	1,144,507
Jeffrey B. Sakaguchi	31,341,014	31,549	61,450	1,144,507
Kristi A. Savacool	31,342,209	34,909	56,895	1,144,507
Bonnie W. Soodik	30,978,475	388,469	67,069	1,144,507

(b)Advisory vote on compensation of the company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
30,280,881	1,048,292	104,840	1,144,507

(c)Ratification of the appointment of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 27, 2020:

For	Against	Abstain
32,263,871	262,289	52,360

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	May 15, 2020	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, Chief Legal Officer & Secretary